UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 25, 2024
 ______________________
Dell Technologies Inc.
(Exact name of registrant as specified in its charter)
 ______________________

Delaware	001-37867	80-0890963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dell Way
Round Rock,	Texas	78682
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (800) 289-3355
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class C Common Stock, par value $0.01 per share	DELL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of Material Definitive Agreement.

On January 25, 2024, Dell Technologies Inc. (the “Company”) delivered to Broadcom Inc. written notice of termination of the Commercial Framework Agreement, dated as of November 1, 2021 (the “Agreement”), by and between the Company and VMware, Inc. (“VMware”). The Agreement provides that upon a Change in Control of either party (as defined in the Agreement), the other party may terminate the Agreement upon 60 days’ written notice. A Change in Control of VMware occurred upon the acquisition on November 22, 2023 of VMware’s successor, VMware LLC, by Broadcom Inc.

The Agreement provides a framework for various commercial activities between the two parties, including how the Company will act as a distributor of VMware products and services as well as how the parties collaborate on certain solutions and go-to-market activities.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2024	Dell Technologies Inc.
	By:	/s/ Christopher A. Garcia
Christopher A. Garcia Senior Vice President and Assistant Secretary
(Duly Authorized Officer)
3